Exhibit 99.1

NeurAxis Secures $3 Million Financing

Carmel, Ind., November 14, 2023 (GLOBE NEWSWIRE) – NeurAxis, Inc. (“NeurAxis,” or the “Company”) (NYSE American: NRXS), a medical technology company commercializing neuromodulation therapies addressing chronic and debilitating conditions in children and adults, today announced it has secured a $3 million financing for NeurAxis through a preferred stock offering priced at $2.38 per share.

The transaction by affiliates of Inspire Health Alliance, who have a strong presence in the GI and pediatric space, is to help fund additional sales and marketing resources as the company continues to ramp up commercialization efforts.

“We are focused on driving market penetration of our therapies, led by our proprietary IB-Stim™ technology and beginning 2024, our innovative rectal expulsion device (RED). This committed funding adds to our growth capital to further support and accelerate NeurAxis’ sales and marketing efforts,” said Brian Carrico, President and Chief Executive Officer of NeurAxis. “We remain highly engaged with payors to increase the written policy coverage of IB-Stim™ and in dialogue with the FDA for additional IB-Stim™ indications, as well as RED’s anticipated 510(k) clearance pathway, targeting commercialization in 2024 and meaningful revenues from RED beginning in 2024.”

Details of the $3 million financing may be found in NeurAxis’ Current Report on Form 8-K to be filed with the Securities and Exchange Commission this morning.

About NeurAxis, Inc.

NeurAxis, Inc., is a medical technology company focused on neuromodulation therapies to address chronic and debilitating conditions in children and adults. NeurAxis is dedicated to advancing science and leveraging evidence-based medicine to drive the adoption of its IB-Stim™ therapy, which is its proprietary Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, by the medical, scientific, and patient communities. IB-Stim™ is FDA-cleared for functional abdominal pain associated with irritable bowel syndrome (IBS) in adolescents 11-18 years old. Additional clinical trials of PENFS in multiple pediatric and adult conditions with large unmet healthcare needs are underway. For more information, please visit http://neuraxis.com/.

The page listed below discusses ongoing research activities with Percutaneous Electrical Nerve Field Stimulation (PENFS) and RED technology. Please note, the research being described includes information about technology and intended uses of that technology which have not been reviewed or approved/cleared by the U.S. FDA and is being provided for informational purposes only. NeurAxis does not recommend or suggest the use of its PENFS IB-Stim™ device or RED for uses beyond those that are cleared by the U.S. FDA. See https://ibstim.com/important-information/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, the conditions in the U.S. and global economy, the trading price and volatility of the Company’s stock, public health issues or other events, the Company’s compliance with applicable laws, the results of the Company’s clinical trials and perceptions thereof, the results of submissions to the FDA, the results of the shareholder vote to enable the issuance of the Preferred Stock, and factors described in the Risk Factors section of NeurAxis’s public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Contacts:

Company

NeurAxis, Inc.

info@neuraxis.com

Investor Relations

Gilmartin Group

IR@neuraxis.com